Exhibit 99.1

TD Holdings, Inc. Announces Exercise of Warrants for An Aggregate of 808,891 Shares of Common Stock

Shenzhen, China March 10, 2021 /PRNewswire/ -- TD Holdings, Inc. (Nasdaq: GLG) (the “Company”), a commodities trading service provider in China, today announced a waiver and warrant exercise agreement by the Company and several accredited investors, pursuant to which certain accredited investors agreed to cashlessly exercise all the outstanding warrants to purchase up to an aggregate of 100,000 shares of common stock issued by the Company on May 23, 2019 (the “May Warrants”) and the warrants to purchase up to an aggregate of 1,530,000 shares of common stock issued by the Company on April 15, 2019 (the “April Warrants”), and the Company agreed to waive the obligation of such investors to pay certain portion of the exercise price of the warrants.

In accordance with the waiver and warrant exercise agreement, Company will waive $0.37 per share for each of the May Warrants, and waive $1.03 per share for each of the April Warrants. The investors will cashlessly exercise all the outstanding warrants, as a result, the Company will not receive any proceeds from such warrant exercise.

The shares of common stock issuable upon exercise of these warrants are registered pursuant to a registration statement on Form S-3 (File No. 333-239757) which became effective by the Securities and Exchange Commission (SEC) on August 4, 2020.

The shares issuable upon exercise of all the warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The company has agreed to file a prospectus supplement to the Registration Statement on Form S-3 (File No. 333-239757) with the SEC covering the resale of the shares issuable upon exercise of all the warrants prior to 9:30 AM EST March 10, 2021.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About TD Holdings, Inc.

TD Holdings, Inc. is a service provider currently engaging in commodity trading business and supply chain service business in China. Its commodities trading business primarily involves purchasing non-ferrous metal product from upstream metal and mineral suppliers and then selling to downstream customers. Its supply chain service business primarily has served as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading. For more information please visit http://ir.tdglg.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of TD Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on the Company’s operations, the demand for the Company’s products and services, global supply chains and economic activity in general. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Investor Relations:

Dong Cao
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +86 13502048965